Exhibit 99.1

Apollo Investment Corporation Amends and Extends Its Senior Secured Revolving Credit Facility

Final Maturity Extended to 2025 with Pricing and Advance Rates Remaining Unchanged

New York, NY – December 23, 2020 – Apollo Investment Corporation (NASDAQ: AINV) (the “Company”) announced today that it has extended the final maturity of its senior secured revolving credit facility (the “Facility”) by approximately 2 years from November 19, 2023 to December 22, 2025. Total commitments to the Facility will remain $1.81 billion until November 19, 2022 and will decrease to $1.705 billion thereafter. Pricing and advance rates remain unchanged on the Facility. The minimum shareholders’ equity covenant on the Facility was amended. All other financial covenants were unchanged.

JPMorgan Chase Bank, N.A.,Truist Securities, Inc., BMO Capital Markets Corp., and MUFG Union Bank, N.A. are Joint Bookrunners and Joint Lead Arrangers on the Facility. JPMorgan Chase Bank, N.A is the Administrative Agent on the Facility.

“We are pleased to announce the extension of our revolving credit facility which enhances our liquidity position.” said Howard Widra, Chief Executive Officer of the Company.

Mr. Gregory W. Hunt, the Company’s Chief Financial Officer commented, “We greatly appreciate the support of our lenders in this extension which demonstrates their confidence in our platform and strategy.”

For further information, please see the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2020.

About Apollo Investment Corporation

Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, Inc., a leading global alternative investment manager. For more information, please visit www.apolloic.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: macro- and micro-economic impact of the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic; actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact; the impact of the COVID-19 pandemic on our financial condition, results of operations, liquidity and capital resources; the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

For additional information about the COVID-19 pandemic and its potential impact on the Company’s results of operations and financial condition, please refer to the COVID-19 Developments section and additional disclosure in our Form 10-Q for the period ended September 30, 2020.

Contact

Elizabeth Besen

Investor Relations Manager

Apollo Investment Corporation

(212) 822-0625

ebesen@apollo.com